Exhibit 99.1

This announcement is not a prospectus and not an offer for sale, or a solicitation of an offer to acquire, securities in any jurisdiction including in or into the United States, Canada, Australia, or Japan. Investors should not subscribe for or purchase any transferable securities referred to in this announcement except on the basis of information in the Registration Statement intended to be published by a newly created, U.S. subsidiary of Justice Holdings Limited (“Newco”) in due course in connection with the admission of Newco’s common stock (“Common Stock”) to trading on the New York Stock Exchange. Investors should read this Registration Statement as it will contain important information. Copies of the Registration Statement will, following publication, be available on the U.S. SEC’s website at www.sec.gov.

BURGER KING WORLDWIDE HOLDINGS, INC. TO LIST ON NEW YORK STOCK

EXCHANGE THROUGH AGREEMENT WITH JUSTICE HOLDINGS, LIMITED

3G Capital to Remain Principal Shareholder with 71% Stake;

Justice Shareholders to Own 29% of Combined Company

MIAMI and LONDON – April 3, 2012 – Burger King Worldwide Holdings, Inc. (“Burger King Worldwide”), the world’s second largest fast food hamburger restaurant chain, and Justice Holdings Limited (“Justice”) (LSE: JUSH), a publicly listed UK investment vehicle, today announced that they have entered into a definitive business combination agreement.

Under the terms of the agreement 3G Capital, a global investment firm and Burger King Worldwide’s principal stockholder, will receive approximately $1.4 billion in cash and continue as the majority shareholder. The Justice shareholders and its founders will own approximately 29% of the combined company. Upon closing, the combined company will be incorporated in Delaware and will be renamed Burger King Worldwide, Inc. Justice’s shares will be immediately suspended from trading on the London Stock Exchange and, upon closing, it is expected that the newly formed combined company will list and commence trading on the New York Stock Exchange

On Wednesday, April 4, 2012 at 10:00 a.m. Eastern Daylight Time, Justice will host a teleconference, web presentation and question and answer session to provide details on the transaction. The webcast can be accessed by dialing 1-888-874-9470 (toll-free) or 1-973-935-8772 (international) using Conference ID: 69148426, by visiting www.justiceholdingsltd.com.

“2011 was a pivotal year for the BURGER KING® brand,” said Bernardo Hees, chief executive officer, Burger King Worldwide. “Since 3G Capital’s acquisition of the company, along with our Franchisees, we have rolled out our four-pillar strategy in North America and expanded our international footprint in key growth markets. Burger King Worldwide’s long-term strategy and its entire senior management team will remain unchanged. In partnership with our new public shareholders, we will continue to focus on creating profitable growth for our franchise system, while delivering best-in-class food and service for our guests.”

“We believe it is the right time for Burger King to be publicly traded in the U.S. again,” said Daniel Schwartz, chief financial officer Burger King Worldwide “With this transaction, we are positioning the BURGER KING® brand for long-term growth both domestically and internationally and are excited to take this next step in delivering on our strategic objectives.”

“Justice has been extremely disciplined in considering potential operating businesses since its formation in February 2011,” commented Lord Myners, the independent Chairman of Justice’s Board of Directors adding that: “The Burger King transaction offers a number of the key features the Board was looking for in a combination: strong cash flows, an experienced and successful management team, significant strategic growth opportunities and a company that would benefit from Justice’s public ownership. The Board voted unanimously in favor of entering into the combination agreement with Burger King Worldwide. We look forward to closing the transaction later this year, once the requirements of the U.S. Securities and Exchange Commission and The New York Stock Exchange are satisfied.”

Justice co-founder Nicolas Berggruen added: “The transaction with Burger King exemplifies our ability to bring Justice shareholders access to investments that would not otherwise be available to them. We believe that Burger King’s aggressive plans for international growth will benefit from its visibility as a NYSE-listed public company. We looked at many different opportunities over the last 14 months, but Burger King stood out as a unique global player in the expanding international quick service restaurant industry with a strong heritage and an aggressive transformation underway in its North America business unit.”

Justice co-founder Martin E. Franklin commented that: “The management team that 3G Capital has assembled to operate Burger King is extremely impressive and their progress in implementing cost control, and developing an international growth strategy in a relatively short period of time has been outstanding. We agree with management that the BURGER KING® brand is still at an early stage of its true potential, and believe that over the next three to five years the U.S. turnaround and international growth franchise model can lead to significant margin expansion and free cash flow growth. I look forward to serving on the Board with Alan Parker and supporting this global franchise.”

William A. Ackman, a co-founder of Justice, commented, “I have long admired 3G’s track record as best-in-class operators in the beverage (Anheuser Busch), retail (Lojas Americanas), logistics, and rail road industries, and I have personally invested in 3G Capital’s private equity funds. When I learned that Burger King was interested in a possible transaction with Justice, I brought the opportunity to my Justice founding partners to consider. They liked what I saw, a 58-year-old global brand, and a simple, predictable, free cash flow growth franchise in the process of transformation into a pure brand royalty business. The results to date have been remarkable.”

Mr. Ackman continued: “Since 3G’s acquisition of Burger King in October 2010, EBITDA minus CapEx has increased from $320 million in 2010, to $503 million in 2011, with 2012 EBITDA minus CapEx expected to be nearly double that of 2010’s results. As importantly, Burger King’s management has made substantial progress in accelerating international growth through the formation of joint ventures with third-party capital sources and local operators. As a result of management’s initiatives and the power of this global brand, I am confident this will be an excellent investment for Justice shareholders. In order to avoid the potential for any actual or perceived conflict of interest, 3G will make an in-kind distribution to me of shares in Burger King reflecting my proportionate interest in the 3G private equity fund. As a result, I will receive stock and no cash from this transaction. At the closing of the deal, through the additional indirect economic interests I will own through the Pershing Square funds, I will be substantially increasing my personal stake in the company. I have committed to retain my personal stake until after Pershing Square is no longer a shareholder.”

As part of the agreement, Martin Franklin and Alan Parker, one of Justice’s independent directors, will join the Board of Directors at closing, along with all of the existing Burger King Worldwide board members. Martin E. Franklin is the Founder and Executive Chairman of Jarden, a NYSE-listed, diversified consumer products company with revenue of approximately $6.7 billion, for which he previously served as its Chief Executive Officer. Alan Parker was previously the Chief Executive of Whitbread PLC, the UK’s largest hotel and restaurant company.

In the transaction, Justice’s co-founders have agreed to reduce their founders interests to 3% of the combined company’s outstanding shares and have waived the right to receive any other additional equity interests originally contemplated by the Justice structure.

Investment funds managed by Pershing Square Capital Management, L.P. will own approximately 10% of the combined company’s outstanding shares which it will receive as a result of its interests in Justice.

The transaction was unanimously approved by the boards of directors of both companies, and requires no further shareholder approvals. The transaction is subject to other customary approvals, including antitrust approval, listing on the New York Stock Exchange, and the effectiveness of a registration statement to be filed shortly with the U.S. Securities and Exchange Commission. The transaction closing and listing is expected to occur in approximately 60 – 90 days.

In preparation for the closing of the transaction Justice has converted its liquid assets from pounds sterling into U.S. dollars.

Tegris Advisors acted as lead mergers and acquisitions financial advisors to Justice on the transaction. Barclays Capital Inc. rendered a fairness opinion to Justice’s Board of Directors. Kirkland & Ellis LLP acted as legal counsel to Burger King Worldwide and 3G Capital. Greenberg Traurig, P.A. and Sullivan & Cromwell LLP acted as legal counsel to Justice on the transaction.

Contacts

For Burger King Corporation

Miguel Piedra

Vice President, Global Communications

305.378.7277

For 3G Capital and Justice Holdings Limited

Steve Lipin, Brunswick Group LLC

212.333.3810

About Burger King Corporation

Founded in 1954, BURGER KING® is the second largest fast food hamburger chain in the world. The original HOME OF THE WHOPPER®, the BURGER KING® system operates in more than 12,500 locations serving more than 11 million guests daily in 81 countries and territories worldwide. Approximately 90 percent of BURGER KING® restaurants are owned and operated by independent franchisees, many of them family-owned operations that have been in business for decades. Burger King Corp. is privately-held by 3G Capital, a multi-billion dollar, global investment firm focused on long-term value creation. To learn more about Burger King Corp., please visit the company’s website at www.bk.com or follow us on Facebook and Twitter.

About Justice Holdings Limited

Justice Holdings Limited is a publicly listed investment vehicle which completed its IPO in February 2011. Justice’s objective is to consummate a transaction of $2 billion to $10 billion in Total Enterprise Value which creates long-term shareholder value for Justice shareholders.

About 3G Capital

3G Capital is a global investment firm focused on long-term value, with a particular emphasis on maximizing the potential of brands and businesses. The firm and its partners have a strong history of generating value through operational excellence, board involvement, deep sector expertise and an extensive global network. 3G Capital works in close partnership with management teams at its portfolio companies and places a strong emphasis on recruiting, developing and retaining top-tier talent. 3G Capital’s main office is in New York City. For more information on 3G Capital and the transaction, please go to http://www.3g-capital.com.

Forward Looking Statements and Disclaimers

No representation or warranty express or implied is, or will be made as to, or in relation to, and no responsibility or liability is or will be accepted by Barclays Bank PLC or by any of its respective affiliates or agents as to or in relation to, the accuracy or completeness of this announcement or any other written or oral information made available to or publicly available to any interested party or its advisers, and any liability therefore is expressly disclaimed.

Apart from the responsibilities and liabilities, if any, which may be imposed on Barclays Bank PLC, by the Financial Services and Markets Act 2000 or the regulatory regime established thereunder, Barclays Bank PLC and its affiliates accept no responsibility whatsoever for the contents of this announcement, including its accuracy, completeness or verification. Barclays Bank PLC and its affiliates accordingly disclaim all and any liability whether arising in tort, contract or otherwise (save as referred to above) which they might otherwise have in respect of this announcement or its contents otherwise arising in connection herewith.

This announcement does not constitute or form part of any offer or invitation to purchase, otherwise acquire, issue, subscribe for, sell or otherwise dispose of any securities, nor any solicitation of any offer to purchase, otherwise acquire, issue, subscribe for, sell, or otherwise dispose of any securities.

This announcement is not an offer of securities for sale or a solicitation of an offer to purchase securities of Justice or any new company formed in connection with the proposed listing on the New York Stock Exchange (“Newco”). The securities of Justice referred to herein have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States unless they are registered with the U.S. Securities and Exchange Commission or an exemption from the registration requirements of the Securities Act is available. On or shortly after closing of the transaction, it is expected that Justice’s listing on the London Stock Exchange will be cancelled.

The release, publication or distribution of this announcement in certain jurisdictions may be restricted by law and therefore persons in such jurisdictions into which this announcement is released, published or distributed should inform themselves about and observe such restrictions.

Certain statements in this announcement are forward-looking statements which are based on the Company’s expectations, intentions and projections regarding its future performance, anticipated events or trends and other matters that are not historical facts. These statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Given these risks and uncertainties, prospective investors are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date of such statements and, except as required by applicable law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.